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                                                                     Exhibit 3.1


                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

         THE UNDERSIGNED, Senior Vice President of Charles River Laboratories International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware as follows:

         1. The Corporation was originally incorporated under the name "Endosafe, Inc." and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 1994. A certificate of amendment was filed on August 31, 1999 changing the Corporation's name to Charles River Laboratories Holdings, Inc. An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 28, 1999. A certificate of amendment was filed on May 18, 2000 changing the corporation's name to Charles River Laboratories International, Inc.

         2. This Second Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: the name of the corporation is Charles River Laboratories International, Inc. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, which address is located in the County of New Castle, and the name of the Corporation's registered agent of such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: The total number of shares of stock of which the Corporation shall have the authority to issue is One Hundred Forty Million (140,000,000) shares, of which One Hundred Twenty Million (120,000,000) shares, par value $.01 per share, shall be common stock (the "Common Stock") and Twenty Million (20,000,000) shares, par value $.01 per share, shall be preferred stock (the "Preferred Stock"). Subject to the limitations


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prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

         FIFTH: Subject to the provisions of the General Corporation Law, the number of Directors of the Corporation shall be determined as provided in the By-Laws of the Corporation.

         SIXTH: To the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or any comparable succession law, as the same may be amended and supplemented from time to time, the Corporation (i) may indemnify any persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he or she is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Corporation or because he or she was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director, officer or employee of the Corporation and (iii) shall pay the expense of such a current or former director, officer or employee incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any count of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and


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its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now, or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation and entitled to vote in the election of directors, considered for the purposes of this Article


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ELEVENTH, as one class, shall be prospective only and shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification.

         TWELFTH: Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

         THIRTEENTH: At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of eighty percent (80%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article THIRTEENTH.

         FOURTEENTH: Special meetings of stockholders may be called at any time only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or (iii) the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of eighty percent (80%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article FOURTEENTH.


                                      * * *


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                  IN WITNESS WHEREOF, the undersigned, being the Senior Vice
President of the Corporation, does hereby execute this Second Amended and Restated Certificate of Incorporation this 5th day of June, 2000.


                                         CHARLES RIVER LABORATORIES
                                              INTERNATIONAL, INC.

                                         By: /s/ DENNIS R. SHAUGHNESSY
                                             -------------------------
                                             Dennis R. Shaughnessy
                                             Senior Vice President